UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 24, 2018

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)

The 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of VirnetX Holding Corporation (the “Company”) was held on May 24, 2018. Present at the Annual Meeting in person or by proxy were holders of 50,682,888 shares of the Company’s common stock, representing 83.19% of the voting power of the shares of the Company’s common stock as of April 2, 2018, the record date for the 2018 Annual Meeting, and constituting a quorum for the transaction of business. The matters that were voted upon at the 2018 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

(b)

At the 2018 Annual Meeting, the Company’s stockholders (i) elected the Company’s nominees for Class II directors and (ii) ratified the appointment of Farber Hass Hurley LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018.

Proposal 1: Election of two Class II directors to serve until the 2021 Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Thomas M. O’Brien	13,488,769	6,474,824	30,719,295

Robert D. Short III, Ph.D.	14,440,981	5,522,612	30,719,295

Proposal 2: Ratification of the appointment of Farber Hass Hurley LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes For	Votes Against	Abstentions
47,962,561	1,846,602	873,725

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer

Dated: May 30, 2018